Exhibit 99.1
Contact:  Walker Stapleton   707/824-2534

Headline:   SonomaWest Holdings, Inc. Announces Ex-Dividend Date for MetroPCS Communications, Inc. Dividend

DENVER,  July 24, 2008 /PRNewswire/ -- SonomaWest Holdings, Inc. Sebastopol, CA (SWHI.PK) was notified today by NASDAQ that the ex-dividend date will be August 19, 2008, for the previously announced dividend by the Company of 150,943 shares of MetroPCS Communications, Inc. (“MetroPCS”) common stock. The ex-dividend date is the date on or after which the security begins to trade without the right to receive the dividend payment. Those who buy shares on or after the ex-dividend date will not be entitled to this dividend.

About SonomaWest Holdings, Inc.

SonomaWest Holdings, Inc., formerly Vacu-dry Company, was incorporated in 1946 and currently operates as a real estate management and rental company. The Company’s rental operations include two industrial properties.  This commercial property is now being rented to third parties.  The Company’s primary operating revenue is generated from the leasing of its two properties, located in Sebastopol, California. The properties are leased to multiple tenants with various lease terms.

Forward-Looking Statements

This notice contains forward-looking statements with respect to future results, performance and achievements that are subject to risk and uncertainties and reflect management's views and assumptions formed by available information. All statements other than statements of historical fact are statements that could be considered forward-looking statements. When used in this document, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “project” or “should” and similar expressions, as they relate to SonomaWest Holdings, Inc., are intended to identify forward-looking statements. Many factors could cause the actual results, performance or achievements of SonomaWest Holdings, Inc. to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, among others, changes in general economic and business.